    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2000

                                                      REGISTRATION NO. 333-94095
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                       ON

                                    FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             FINANTRA CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        13-3571419
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

                           150 SOUTH PINE ISLAND ROAD
                                   SUITE 500
                           PLANTATION, FLORIDA 33324
                                 (954) 577-9225

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ROBERT D. PRESS
                           150 SOUTH PINE ISLAND ROAD
                                   SUITE 500
                           PLANTATION, FLORIDA 33324
                                 (954) 577-9225

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                               MAYNARD J. HELLMAN
                           C/O FINANTRA CAPITAL, INC.
                           150 SOUTH PINE ISLAND ROAD
                                   SUITE 500
                           PLANTATION, FLORIDA 33324
                           TELEPHONE: (954) 577-9225
                         FACSIMILE NO.: (954) 577-9832
                             ---------------------

     This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement on Form SB-2, as amended on Form S-3 (No. 333-94095), originally filed with the Securities and Exchange Commission on January 4, 2000 (the "Registration Statement"), pursuant to which Finantra Capital, Inc., a Delaware corporation (the "Registrant"), registered an aggregate of 10,434,976 shares of its common stock, $.01 par value per share (the "Common Stock"), on behalf of the selling stockholders named therein (the "Selling Stockholders"). The Securities and Exchange Commission declared the Registration Statement effective on June 9, 2000.

     Included within the shares of Common Stock registered for sale on behalf of the Selling Stockholders under the Registration Statement was a maximum of 2,304,886 shares of Common Stock issuable to certain Selling Stockholders upon their conversion into shares of Common Stock of shares of the Registrant's Series C 6% Convertible Preferred Stock (the "Series C Preferred Stock"). During July 2000, the Registrant redeemed one-half of its issued and outstanding shares of Series C Preferred Stock and agreed to redeem, by October 15, 2000, the remaining issued and outstanding shares of its Series C Preferred Stock. Accordingly, this Post-Effective Amendment No. 1 is being filed to de-register the remaining 2,131,826 maximum number of shares of Common Stock that, but for the aforementioned redemption by the Registrant, would have been issuable to the holders of shares of Series C Preferred Stock upon their conversion of their remaining shares of Series C Preferred Stock into shares of Common Stock. As such, the Prospectus of the Registrant included as Part I to the Registration Statement, as amended by this Post-Effective Amendment No. 1, now covers only 8,303,150 shares of Common Stock registered for sale by the Selling Stockholders.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on August 9, 2000.

                                          FINANTRA CAPITAL, INC.

                                          By:      /s/ ROBERT D. PRESS
                                            ------------------------------------
                                                      Robert D. Press
                                                   Chairman of the Board
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                        TITLE                              DATE
                      ---------                        -----                              ----

                 /s/ ROBERT D. PRESS                   Chairman of the Board of            August 9, 2000
-----------------------------------------------------    Directors
                   Robert D. Press                       and Chief Executive Officer

                  /s/ CHARLES LITT                     President and Director              August 9, 2000
-----------------------------------------------------
                    Charles Litt

                 /s/ MAYNARD HELLMAN                   Director and General Counsel        August 9, 2000
-----------------------------------------------------
                   Maynard Hellman

                 /s/ ARTHUR J. PRESS                   Director                            August 9, 2000
-----------------------------------------------------
                   Arthur J. Press

                 /s/ EVALDO F. DUPUY                   Director                            August 9, 2000
-----------------------------------------------------
                   Evaldo F. Dupuy

                 /s/ THOMAS W. DWYER                   Director                            August 9, 2000
-----------------------------------------------------
                   Thomas W. Dwyer

               /s/ ALYCE B. SCHREIBER                  Executive Vice President,           August 9, 2000
-----------------------------------------------------    Secretary and Director
                 Alyce B. Schreiber

                  /s/ STEVE BEITLER                    Director                            August 9, 2000
-----------------------------------------------------
                    Steve Beitler

                 /s/ VERN E. LANDECK                   Chief Financial Officer             August 9, 2000
-----------------------------------------------------
                   Vern E. Landeck

                                      -2-